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Exhibit 16.1

April 29, 2005

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

        We have read the statements included under Item 4.01 in the accompanying Form 8-K dated April 26, 2005, of the Nature's Sunshine Products Tax Deferred Retirement Plan sponsored by Nature's Sunshine Products, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements therein insofar as they relate to our firm.

Very Truly Yours,

/s/ TANNER LC

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  Exhibit 16.1